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                                                                    EXHIBIT 23.1



                              CONSENT OF KPMG LLP



The Board of Directors and Stockholders
Corn Products International, Inc.:



We consent to the incorporation by reference in the registration statements on Forms S-8 (No. 333-43479, 333-43525, 333-71573, 333-75844, and 333-33100) and
Form S-3 (No. 333-83557) of Corn Products International, Inc. of our report dated January 28, 2003, except for the restatement referred to in note 3, as to which the date is March 11, 2004, relating to the consolidated balance sheets of Corn Products International, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, which report is included in the December 31, 2002 annual report on Form 10-K/A of Corn Products International, Inc. Our report contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standard (SFAS) No. 133 as of January 1, 2001 and SFAS No. 142 as of January 1, 2002, and refers to the restatement described in note 3.


                                                              /s/ KPMG LLP


Chicago, Illinois
March 11, 2004